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                                                                      Exhibit 11


                Statement Re-computation of Per Share Earnings
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                                                               December 31,
                                                        --------------------------

                                                          1996              1995
                                                          ----              ----

Net Income per common share, primary:

   Net Income                                          $2,462,892        $3,843,886

   Less: Preferred Dividends                              108,419           184,114
                                                       ----------        ----------

   Net Income Available to Common Shareholders          2,354,473         3,659,772


Average Shares Outstanding                              5,545,605         4,688,335

Common stock equivalents-Convertible Preferred          1,415,474           710,396
                                                       ----------        ----------

Adjusted Average Shares Outstanding                     6,961,079         5,398,731
                                                       ==========        ==========

Net Income per common share                            $     0.34        $     0.68
                                                       ==========        ==========


Net Income per common share, fully diluted:

   Net Income                                          $2,462,892        $3,843,886


Average Shares Outstanding Outstanding                  5,545,605         4,688,335

Shares issuable on conversion of preferred stock        1,717,178         1,440,786
                                                       ----------        ----------

Average shares outstanding assuming full dilution       7,262,783         6,129,121
                                                       ==========        ==========


Fully diluted earnings per share                       $     0.34        $     0.63
                                                       ==========        ==========
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